UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2020

UNITED AIRLINES HOLDINGS, INC.
UNITED AIRLINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-06033	36-2675207
Delaware	001-10323	74-2099724
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

233 S. Wacker Drive,	Chicago,	IL	60606
233 S. Wacker Drive,	Chicago,	IL	60606
(Address of principal executive offices)			(Zip Code)
(872) 825-4000
(872) 825-4000
Registrant's telephone number, including area code
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
United Airlines Holdings, Inc.	Common Stock, $0.01 par value	UAL	The Nasdaq Stock Market LLC
United Airlines, Inc.	None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging  growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02     Results of Operations and Financial Condition.
For the first-quarter of 2020, United Airlines Holdings, Inc. ("UAL") and United Airlines, Inc., a wholly-owned subsidiary of UAL ("United," and together with UAL, the "Company"), recorded a pre-tax loss of $2.1 billion, $1.0 billion pre-tax loss on an adjusted basis1. Total revenues were $8.0 billion, a 17% decline year-over-year. The results are preliminary and final results for the first quarter may change.
As of April 16, 2020, the Company had $6.3 billion of cash, cash equivalents, short-term investments and undrawn amounts, including $2 billion under its undrawn revolving credit facility. As previously disclosed, in March and in early April 2020, United has borrowed an aggregate of $2.75 billion under new secured term loan facilities each of which must be repaid in a single installment on the applicable maturity date, which, in each case, is twelve months from the borrowing date. See Item 7.01 for information regarding the Company's plans in respect of the Payroll Support Program and the Loan Program under the Coronavirus Aid, Relief, and Economic Security Act (the "CARES Act").

Reconciliation of GAAP to Non-GAAP financial measures
UAL evaluates its financial performance utilizing various accounting principles generally accepted in the United States of America (GAAP) and Non-GAAP financial measures, including adjusted pre-tax income (loss), among others. UAL believes that adjusting for special charges and for nonoperating credit losses is useful to investors because these items are not indicative of UAL's ongoing performance. UAL believes that adjusting for unrealized (gains) losses on investments, net is useful to investors because those unrealized gains or losses may not ultimately be realized on a cash basis. UAL believes that adjusting for interest expense related to finance leases of Embraer ERJ 145 aircraft is useful to investors because of the accelerated recognition of interest expense.
Please see the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for additional information regarding the Company's 2019 activities relating to the special charges, unrealized gains and losses on investments and imputed interest on certain finance leases.

	Three Months Ended March 31,		Increase/ (Decrease)
(in millions)	2020	2019
Pre-tax income (loss) (GAAP)	$(2,114)	$367	$(2,481)
Adjusted to exclude:
Special charges	63	18	45
Nonoperating credit loss on BRW term loan and related guarantee	697	—	697
Unrealized (gains) losses on investments, net	319	(17)	336
Interest expense on ERJ 145 finance leases	—	21	(21)
Adjusted pre-tax income (loss) (Non-GAAP)	$(1,035)	$389	$(1,424)
Special charges. During the three months ended March 31, 2020, the Company recorded $63 million of special charges, primarily associated with a $50 million impairment for its China routes. The Company conducted impairment reviews of certain intangible assets in the first quarter of 2020, which consisted of a comparison of the book value of those assets to their fair value calculated using the discounted cash flow method. Due to the COVID-19 pandemic and the subsequent suspension of flights to China, the Company determined that the value of its China routes had been impaired.
Nonoperating credit loss on BRW term loan and related guarantee. During the three months ended March 31, 2020, the Company recorded a $697 million expected credit loss allowance for the BRW Aviation Holding LLC and BRW Aviation LLC ("BRW") term loan and related guarantee. United recorded the allowance based on United's assessment of Avianca Holdings S.A.'s ("AVH") financial uncertainty due to its high level of leverage and the fact that the airline has currently ceased operations due to the COVID-19 pandemic. BRW's equity and BRW's holdings of AVH equity are secured as a pledge under the BRW term loan, which is currently in default.

1Adjusted pre-tax income/(loss) excludes special charges, nonoperating credit losses and unrealized gains and losses on investments. Please see the reconciliation of this Non-GAAP financial measure to the most directly comparable GAAP measure.

Unrealized (gains) losses on investments, net. During the three months ended March 31, 2020, the Company recorded losses of $319 million primarily for the $293 million decrease in the market value of its investment in Azul Linhas Aéreas Brasileiras S.A. and $24 million for the decrease in fair value of the AVH share call options, AVH share appreciation rights, and AVH share-based upside sharing agreement that United obtained as part of the BRW term loan agreement and related agreements with Kingsland Holdings Limited.
The information in this Item 2.02 is being furnished and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), except as shall be expressly set forth by specific reference in such filing.
Item 7.01    Regulation FD Disclosure.
On April 17, 2020, the Company submitted an application to the Loan Program under the CARES Act. Under the Loan Program, the Company expects to have the ability through September 30, 2020 to borrow up to approximately $4.5 billion from the U.S. Treasury Department for a term of up to five years. Any loans issued under the Loan Program are expected to be senior secured obligations of the Company, with collateral to be determined. If the Company borrows any amounts under the Loan Program, UAL expects to issue to the U.S. Treasury Department warrants to purchase shares of UAL common stock. For example, if the Company borrows the full amount currently available of $4.5 billion, the Company would issue warrants to purchase approximately 14.2 million shares of UAL common stock at a strike price of $31.50 per share (which was the closing price of UAL's common stock on The Nasdaq Stock Market on April 9, 2020), on the same terms as the warrants expected to be issued under the Payroll Support Program, described below. If the Company borrows less than the full amount, the amount of warrants issued would be reduced by a proportional amount.
The Company expects to receive approximately $5.0 billion from the U.S. Treasury Department through the Payroll Support Program under the CARES Act. These expected funds from the U.S. Treasury Department will be used to pay for the salaries and benefits of tens of thousands of United employees. Of the $5.0 billion total amount the Company expects to receive, approximately $3.5 billion will be a direct grant and approximately $1.5 billion will be in the form of a low interest 10-year senior unsecured promissory note, with an interest rate of 1.00% in years 1 through 5 and the Secured Overnight Financing Rate (SOFR) plus 2.00% in years 6 through 10. It is expected that the promissory note will be pre-payable at par at any time.
In connection with the receipt of this financial assistance under the Payroll Support Program, UAL expects to issue to the U.S. Treasury Department warrants to purchase up to approximately 4.6 million shares of UAL common stock at a strike price of $31.50 per share (which was the closing price of UAL's common stock on The Nasdaq Stock Market on April 9, 2020). It is expected that the warrants will expire five years from the date of issuance, and will be settled either through net share settlement or cash, at the Company's option. It is expected that the warrants will include customary anti-dilution provisions, will not have any voting rights and will be freely transferable, with registration rights.
In connection with any borrowings under the Loan Program and with the receipt of any funds under the Payroll Support Program, the Company and its business will be subject to certain restrictions, including, but not limited to, restrictions on the payment of dividends and the ability to repurchase UAL's equity securities, requirements to maintain certain levels of scheduled service, requirements to maintain employment levels through September 30, 2020 and certain limitations on executive compensation.
On April 17, 2020, United entered into an agreement with a subsidiary of BOC Aviation Limited to finance through a sale and lease transaction 6 Boeing 787-9 aircraft and 16 Boeing 737-9 MAX aircraft which are currently subject to purchase agreements between United and The Boeing Company and are scheduled to be delivered in 2020.
As previously disclosed, the Company has experienced, and continues to experience, a material decline in demand for both international and domestic travel resulting from the spread of coronavirus ("COVID-19"). The Company has cut approximately 80% of its capacity for April 2020 and currently expects to cut 90% of its capacity for May 2020, with similar cuts expected for June 2020. The Company plans to proactively evaluate and cancel flights on a rolling 60-day basis until it sees signs of a recovery in demand.
In addition, on April 3, 2020, the Company furnished a Current Report on Form 8-K in which the Company disclosed, among other matters, information about the Company's estimated loss of revenue per day in March 2020.  The Company wishes to correct this information to state that the Company experienced a loss of revenue of approximately $100 million per day, on average, in the last two weeks of March 2020 compared to the prior period.
The information in this Item 7.01 is being furnished and shall not be deemed to be "filed" for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act except as shall be expressly set forth by specific reference in such filing.
Cautionary Statement Regarding Forward-Looking Statements:
Certain statements in this Current Report on Form 8-K are forward-looking and thus reflect the Company's current expectations and beliefs with respect to certain current and future events and anticipated financial and operating performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to the Company's operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as "expects," "will," "plans," "anticipates," "indicates," "remains," "believes," "estimates," "forecast," "guidance," "outlook," "goals," "targets" and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this report are based upon information available to the Company on the date of this report. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law.
The Company's actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: the existing global COVID-19 pandemic and the outbreak of any other disease or similar public health threat that affects travel demand or travel behavior; the final terms of borrowing pursuant to the Loan Program under the CARES Act, if any, and of the grant and promissory note through the Payroll Support Program under the CARES Act; the Company's ability to execute its strategic operating plan, including its growth, revenue-generating and cost-control initiatives; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aircraft fuel and energy refining capacity in relevant markets); risks of doing business globally, including instability and political developments that may impact its operations in certain countries; demand for travel and the impact that global economic and political conditions have on customer travel patterns; the Company's capacity decisions and the capacity decisions of its competitors; competitive pressures on pricing and on demand; changes in aircraft fuel prices; disruptions in the Company's supply of aircraft fuel; the Company's ability to cost-effectively hedge against increases in the price of aircraft fuel, if it decides to do so; the effects of any technology failures, cybersecurity or significant data breaches; disruptions to services provided by third-party service providers; potential reputational or other impact from adverse events involving the Company's aircraft or operations, the aircraft or operations of its regional carriers or its code share partners or the aircraft or operations of another airline; the Company's ability to attract and retain customers; the effects of any terrorist attacks, international hostilities or other security events, or the fear of such events; the mandatory grounding of aircraft in the Company's fleet; disruptions to the Company's regional network; the impact of regulatory, investigative and legal proceedings and legal compliance risks; the success of the Company's investments in other airlines, including in other parts of the world; industry consolidation or changes in airline alliances; the ability of other air carriers with whom the Company has alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; costs associated with any modification or termination of the Company's aircraft orders; disruptions in the availability of aircraft, parts or support from its suppliers; the Company's ability to maintain satisfactory labor relations and the results of any collective bargaining agreement process with its union groups; any disruptions to operations due to any potential actions by the Company's labor groups; labor costs; the impact of any management changes; extended interruptions or disruptions in service at major airports where the Company operates; U.S. or foreign governmental legislation, regulation and other actions (including Open Skies agreements, environmental regulations and the United Kingdom's withdrawal from the European Union); the seasonality of the airline industry; weather conditions; the costs and availability of aviation and other insurance; the costs and availability of financing; the Company's ability to maintain adequate liquidity; the Company's ability to comply with the terms of its various financing arrangements; the Company's ability to realize the full value of its intangible assets and long-lived assets; any impact to the Company's reputation or brand image and other risks and uncertainties set forth under Part I, Item 1A., "Risk Factors," of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019 as well as other risks and uncertainties set forth from time to time in the reports it files with the SEC.

SIGNATURES
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED AIRLINES HOLDINGS, INC.
UNITED AIRLINES, INC.

By:	/s/ Chris Kenny
Name:	Chris Kenny
Title:	Vice President and Controller

Date: April 20, 2020